EXHIBIT 99.2
FERGUSON PLC (“Company”)

NOTIFICATION OF TRANSACTIONS BY PERSONS DISCHARGING MANAGERIAL RESPONSIBILITIES (“PDMRs”) IN ORDINARY SHARES OF 10p EACH IN THE COMPANY (“Shares”)

The attached notifications, which have been made in accordance with the requirements of the EU Market Abuse Regulation (as it forms part of UK law pursuant to the European Union (Withdrawal) Act 2018), provide further detail.

POSP award

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Victoria Morrissey
2	Reason for the notification
a)	Position/status	Chief Marketing Officer
b)	Initial/Amendment notification	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Ferguson plc
b)	LEI	213800DU1LGY3R2S2X42
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 10p each ISIN: JE00BJVNSS43
b)	Nature of the transaction
1.The vesting of conditional shares granted in June 2021 under the Ferguson Group Performance Ordinary Share Plan 2019
2. The disposal of shares stemming from the vesting of conditional shares granted in June 2021 under the Ferguson Group Performance Ordinary Share Plan 2019

c)	Price(s) and volume(s)	1.Vesting
		Price(s) £0.00	Volume(s) 1,868
2.Disposal
		Price(s) £101.15	Volume(s) 846
GBP – British Pound
d)	Aggregated information –Aggregated volume –Price	1.Vesting
		Volume(s) Not applicable	Price(s) £0.00
2.Disposal
		Volume(s) Not applicable	Price(s) £85,572.90
e)	Date of the transaction	1. 2023-04-12; UTC time 2. 2023-04-12; UTC time
f)	Place of the transaction	1.Outside a Trading Venue 2.London Stock Exchange, Main Market (XLON)

OSP award

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Victoria Morrissey
2	Reason for the notification
a)	Position/status	Chief Marketing Officer
b)	Initial/Amendment notification	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Ferguson plc
b)	LEI	213800DU1LGY3R2S2X42
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary Shares of 10p each ISIN: JE00BJVNSS43
b)	Nature of the transaction
1.The vesting of conditional shares granted in June 2021 under the Ferguson Group Ordinary Share Plan 2019
2. The disposal of shares stemming from the vesting of conditional shares granted in June 2021 under the Ferguson Group Ordinary Share Plan 2019

c)	Price(s) and volume(s)	1.Vesting
		Price(s) £0.00	Volume(s) 1,964
2. Disposal
		Price(s) £101.15	Volume(s) 843
GBP – British Pound
d)	Aggregated information –Aggregated volume –Price	1.Vesting
		Volume(s) Not applicable	Price(s) £0.00
2. Disposal
		Volume(s) Not applicable	Price(s) £85,269.45
e)	Date of the transaction	1. 2023-04-12; UTC time 2. 2023-04-12; UTC time
f)	Place of the transaction	1.Outside a Trading Venue 2.London Stock Exchange, Main Market (XLON)
Enquiries:

Kate McCormick, Company Secretary
Tel: +44 (0) 118 927 3827

April 13, 2023